Exhibit 99.1

A Leading Manufacturer of Protective Materials for High Reliability Applications

CHASE CORPORATION ACQUIRES

SPECIALTY CHEMICAL PRODUCT LINES

Bridgewater, MA — February 2, 2015 - Chase Corporation (NYSE MKT: CCF) announced that it has acquired two product lines from Henkel Corporation, a leading global manufacturer of adhesives with North America Operations headquartered in Rocky Hill, CT.  The businesses were acquired for a purchase price of $33.3 million, excluding any working capital adjustments and acquisition related costs.  As part of this transaction, Chase is acquiring Henkel’s Microspheres business, sold under the Dualite® brand, located in Greenville, SC, as well as obtaining exclusive distribution rights and intellectual property related to Henkel’s Polyurethane Dispersions Intermediates business, currently operating in the Elgin, IL location. The purchase was funded entirely with available cash on hand.

Adam P. Chase, President and Chief Operating Officer, commented,

“We are excited by the addition of specialty chemical product technologies that enable the efficient use of resources, reduce carbon footprint and improve worker safety.  The Dualite brand is a great addition to the Chase portfolio.

“Chemical intermediates are building-block raw materials used by formulators to enhance their own products.  This acquisition fits well with our strategic intent to broaden our Specialty Chemical expertise.”

Thermoplastic microspheres and water-based polyurethane dispersions offer unique product technologies that add value to customer applications.   These “green” technologies provide development solutions that can be optimized for reducing energy and water usage, greenhouse gasses, and overall processing cost.

Dualite polymeric microspheres provide a unique value proposition via lowering material costs, weight reduction, density reduction and sound dampening focusing a spotlight on “lightweighting,” resulting in enhanced fuel efficiency and reduced emissions.

Water-based polyurethane dispersions are a rapidly growing segment of the specialty chemicals industry.  Polyurethane polymers have traditionally exhibited high toughness, versatility and wide range of superior properties, such as abrasion resistance, impact strength and low temperature flexibility, which are the driving forces to their continuously expanding usage in many applications.  Waterborne dispersion technology allows ease of formulation, application and cleanup as well as environmental advantages such as the elimination of monomers, odor and reduction of volatile organic compounds (VOC).

The ChemQuest Group, Cincinnati, OH, a leading specialty chemicals consulting firm, advised Chase on this acquisition and provided critical guidance, analysis and insight into the strategic development, direction and execution of this exciting new platform initiative.

Contact:

Paula Myers

Shareholder & Investor Relations Department

Phone:  508.819.4219

E-mail: investorrelations@chasecorp.com

Website: www.chasecorp.com

Chase Corporation, founded in 1946, is a leading manufacturer of protective materials for high reliability applications throughout the world.

Certain statements in this press release are forward-looking.  These may be identified by the use of forward-looking words or phrases such as “believe”; “expect”; “anticipate”; “should”; “planned”; “estimated” and “potential” among others.  These forward-looking statements are based on Chase Corporation’s current expectations.  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  In order to comply with the terms of the safe harbor, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company’s business include, but are not limited to, the following: uncertainties relating to economic conditions; uncertainties relating to customer plans and commitments; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with suppliers and subcontractors; economic growth; delays in testing of new products;  the Company’s ability to successfully integrate acquired operations; the effectiveness of cost-reduction plans; rapid technology changes and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.